Exhibit 99.1

FOR IMMEDIATE RELEASE

Baxter Media Contacts

Deborah Spak, 847-948-2349

Brian Kyhos, 847-948-4210

Baxter Investor Contacts

Mary Kay Ladone, 847-948-3371

Clare Trachtman, 847-948-3085

Synovis Contacts

Richard Kramp, President and CEO

Brett Reynolds, CFO

651-796-7300

BAXTER SIGNS DEFINITIVE AGREEMENT TO ACQUIRE SYNOVIS

Deerfield, Ill., and St. Paul, Minn., December 13, 2011 – Baxter International Inc. (NYSE:BAX), and Synovis Life Technologies, Inc. (NASDAQ:SYNO) today announced a definitive agreement for Baxter to acquire Synovis, a leading provider of biological and mechanical products for soft tissue repair used in a variety of surgical procedures. The acquisition complements and will expand the portfolio of Baxter’s regenerative medicine and biosurgery franchise, which includes a number of devices and biological products for hemostasis, tissue sealing and adherence.

The Synovis board of directors has unanimously approved the transaction and is recommending that its shareholders approve the agreement at an offer price of $28 per share, which equates to $325 million of equity value or approximately $260 million after adjusting for the net cash.

Synovis develops, manufactures and markets medical devices used primarily in surgical procedures for soft tissue repair, including PERI-STRIPS DRY, TISSUE-GUARD and VERITAS Collagen Matrix. These products are used in a variety of surgical procedures, including obesity surgery; patching the lining of the brain, vessels, and cardiac defects; hernia repair, and vascular surgery.

The Synovis portfolio also includes products used in microsurgery such as the COUPLER, FLOW COUPLER and GEM MICROCLIP. These products are used for joining small diameter vessels during autologous tissue breast reconstruction; sealing small blood vessels; and head, neck and hand procedures.

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Its newest business area is orthopedic and wound management products, with applications ranging from the repair of rotator cuff and other tendon injuries to advanced wound management. These products are primarily used by reconstructive, orthopedic, sports medicine, podiatric, and vascular surgeons.

“The medical device business that Synovis has built, and its technical capabilities to develop and manufacture surgical products, is highly complementary to Baxter’s existing offering of BioSurgery products,” said Ludwig Hantson, President of Baxter’s BioScience business. “The combined business will offer surgeons in the United States and around the world a more complete line of innovative tools used to treat patients.”

“We are enthusiastic about this transaction not only because it is beneficial to our shareholders and employees,” said Richard Kramp, President and Chief Executive Officer of Synovis, “but also because the combination of Baxter’s and Synovis’ product portfolios will greatly expand the combined entity’s presence in the exciting and expanding soft tissue repair market, benefiting patients worldwide.”

Annual sales for Synovis were approximately $70 million in 2010, and Baxter expects the future top-line growth of this business to be accretive to the company’s future sales growth.

Baxter expects this transaction to be dilutive to full-year 2012 earnings by approximately $0.04 per diluted share as a result of acquisition accounting and transaction-related expenses. The transaction is expected to be neutral to 2013 earnings and increasingly accretive thereafter.

The transaction is expected to close in the first quarter of 2012, subject to approval by Synovis’ shareholders, customary closing conditions and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

About Synovis

Synovis Life Technologies, Inc., a diversified medical device company based in St. Paul, Minn., develops, manufactures and markets biological and mechanical products used by several surgical specialties to facilitate the repair and reconstruction of soft tissue damaged or destroyed by disease or injury. The company’s products include implantable biomaterials for soft tissue repair, devices for microsurgery and surgical tools - all designed to reduce risks and/or facilitate critical surgeries, improve patient outcomes and reduce healthcare costs. For additional information on Synovis Life Technologies and its products, visit the company’s website at http://www.synovislife.com.

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About Baxter

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

Proxy Information

In connection with the proposed acquisition and required shareholder approval, Synovis will file with the U.S. Securities and Exchange Commission (SEC) a proxy statement. The proxy statement will be mailed to the shareholders of Synovis. Synovis’ shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Synovis. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Synovis by going to Synovis’ Investor Information page on its corporate website at www.synovislife.com.

Synovis and its officers and directors may be deemed to be participants in the solicitation of proxies from Synovis’ shareholders with respect to the acquisition. Information about Synovis’ executive officers and directors and their ownership of Synovis stock is set forth in the proxy statement for the Synovis 2011 Annual Meeting of Shareholders, which was filed with the SEC on January 18, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Synovis and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Baxter and its officers and directors may be deemed to have participated in the solicitation of proxies from Synovis’ shareholders in favor of the approval of the merger. Information concerning Baxter’s directors and executive officers is set forth in the proxy statement for the Baxter 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 18, 2011, and other reports filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Reports & Financials page of the Investors tab on Baxter’s corporate website at www.baxter.com.

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This release includes forward-looking statements concerning a definitive agreement between Baxter International Inc. and Synovis Life Technologies, Inc. pursuant to which Baxter will acquire Synovis, including expectations with respect to the closing of the transaction and its financial impact on Baxter. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the result of the review of the proposed transactions by various regulatory agencies, and any conditions imposed on the companies in connection with consummation of the transactions described herein; approval of the merger by the shareholders of Synovis; satisfaction of various other conditions to the closing of the transactions described herein; and other risks identified in Baxter’s and Synovis’ respective reports filed with the SEC, including Baxter’s annual report on Form 10-K for the year ended December 31, 2010 and Synovis’ annual report on Form 10-K for the year ended October 31, 2010. Neither Baxter nor Synovis undertakes to update its forward-looking statements.

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